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                                                                   EXHIBIT 99




600 Powers Building, 16 West Main Street, Rochester, New York  14614-1601
                                                                   585-454-1250

FOR IMMEDIATE RELEASE                  CONTACT:  Steven M. Morse
                                       VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                                       (585) 454-1252


             GENESEE CORPORATION ANNOUNCES NET ASSETS IN LIQUIDATION
                               AT FISCAL YEAR END


         ROCHESTER, NEW YORK, June 19, 2003 -- Genesee Corporation (NASDAQ/NMS:
GENBB) today issued its statement of net assets in liquidation and statement of changes in net assets in liquidation as of and for the fiscal year ended May 3, 2003.

         The Corporation is currently operating under a plan of liquidation and dissolution that was approved by shareholders in October 2000. Under this plan, the Corporation has divested its operating businesses and liquidated substantially all of its other assets. In accordance with generally accepted accounting principles, the Corporation has adopted the liquidation basis of accounting, under which the Corporation reports net assets in liquidation and changes in net assets in liquidation, which are based predominantly on management's estimates.

         The Corporation reported net assets in liquidation at May 3, 2003 of $8.4 million, or $5.00 in net assets per share, compared to net assets in liquidation at January 25, 2003 of $15.5 million, or $9.28 in net assets per share. The $7.1 million decrease in net assets in liquidation in the fourth fiscal quarter reflects the following transactions and adjustments:

     o $6.7 million distributed to Class A and Class B shareholders via liquidating distributions in March and April 2003.



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     o   $239,000 increase in accrued compensation and accrued expenses and other liabilities to reflect management's revised estimate of the cost to complete the Corporation's plan of liquidation and dissolution through April 2004.

     o $300,000 increase in accrued expenses and other liabilities to reflect management's present value estimate of costs associated with winding up the Corporation's business as described below.

     o $250,000 increase in the accrued self-insured workers compensation liability based on an independent actuarial valuation.

     o $232,000 in interest income received by the Corporation during the fourth quarter.

     o $89,000 in lease revenue and proceeds from the sale of equipment related to the leases retained by the Corporation following the sale of its equipment leasing business.

         During the fourth quarter of fiscal 2003, the estimated income tax receivable of $842,000 at January 25, 2003 became an estimated income tax payable of $4.7 million at fiscal year end. This change from asset to liability resulted from approximately $5.5 million of tax refunds being received by the Corporation during the fourth quarter. The $4.7 million income tax payable is an estimation of the accumulation of the payments and refunds expected in the future and reflects the estimated impact on cash flow under an orderly liquidation scenario.

         While the Corporation has targeted April 2004 for completion of its plan of liquidation and dissolution, there will be a further phase required to wind up its business, necessitated by certain assets and liabilities having a longer maturity or term. Examples include the Corporation's self-insured workers compensation liability and the related financial assurance restricted cash amount, which may continue well into the future. While the duration of this additional phase is unknown, there will be costs associated with it. The Corporation has estimated the present value of those costs at $300,000 and has recorded this amount in the Statement of Net Assets in Liquidation at May 3, 2003.

         The net assets in liquidation reported in this news release reflects management's current estimates of the net realizable value of the Corporation's assets and the settlement costs of the Corporation's liabilities. The actual values and costs are expected to differ from the amounts reported and could be greater or lesser than the amounts reported.



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         The Corporation's Board of Directors has adopted a Contingent Liability
Reserve Policy whereby the Corporation will maintain a cash contingency reserve equal to $2.5 million, or $1.50 per outstanding share, for unexpected expenses of the Corporation. The amount of the reserve may be modified in the future by the Board as deemed necessary.

NOTE: The Corporation has paid partial liquidating distributions totaling $37.50 per share including $7.50 per share on March 1, 2001, $13.00 per share on November 1, 2001, $5.00 per share on May 17, 2002, $5.00 per share on August 26, 2002, $3.00 per share on October 11, 2002, $2.50 per share on March 17, 2003, and $1.50 per share on April 28, 2003 under the plan of liquidation and dissolution adopted by the Corporation's shareholders in October 2000. The amount and timing of subsequent liquidating distributions are subject to a number of factors, including without limitation, the risks and uncertainties identified in the information below about forward-looking statements.

FORWARD-LOOKING STATEMENTS

         Statements made in this news release about the net assets of the Corporation in liquidation are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of significant risks and uncertainties, and there can be no assurance that the expectations reflected in those statements will be realized or achieved. Such risks and uncertainties include, without limitation, the amount and timing of payments to the Corporation by High Falls Brewing Company LLC ("High Falls") under a promissory note held by the Corporation; the possible extension of payment or renegotiation of terms as a result of the payment default by High Falls under that note; the risk of default by High Falls on its other obligations under that note; possible contingent liabilities and post-closing indemnification and other obligations arising from the sale of the Corporation's brewing, foods and equipment leasing businesses and other assets; the risk that federal, state or local taxing authorities will audit the tax returns filed by the Corporation to report the sale of its brewing, foods and equipment leasing businesses and other assets resulting in additional taxes being assessed against the Corporation; the risk that income, sales, use and other tax returns filed by the Corporation prior to the divestiture of its brewing, foods and equipment leasing businesses might be audited by federal, state or local taxing authorities resulting in additional taxes being assessed against the Corporation; the risk that



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the Corporation may not be able to realize its current estimate of the net liquidation value of its assets; the risk that the Corporation may have underestimated the settlement expense of its obligations and liabilities, including without limitation, its estimates of self-insured workers compensation liability, accrued compensation, and tax liabilities; and risks associated with the liquidation and dissolution of the Corporation, including without limitation, settlement of the Corporation's liabilities and obligations, costs incurred in connection with carrying out the plan of liquidation and dissolution, the amount of income earned during the liquidation period on the Corporation's bond portfolio and investments in money market funds, risks that the market value of the Corporation's bond portfolio could decline, risks associated with investment in bonds and money market funds in the current low interest rate environment, and the actual timing of the winding up and dissolution of the Corporation. Rules governing liquidation accounting require the Corporation to estimate the net value of assets in liquidation. The estimates of net assets in liquidation are based on generally accepted accounting principles and present facts and circumstances and the value of assets actually realized in liquidation is expected to differ from the amounts estimated and could be greater or lesser than the amounts estimated. Accordingly, it is not possible to predict the aggregate amount that will ultimately be distributable to shareholders and no assurance can be given that the amount to be received in liquidation will equal or exceed the estimates of net assets in liquidation per share set forth in this news release.



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Page 8


                               Genesee Corporation
                                And Subsidiaries

           Statement Of Net Assets In Liquidation (Liquidation Basis)
                                   May 3, 2003
                  (Dollars in thousands, except per share data)

Assets                                                                                      2003
------                                                                                      ----
         Cash and cash equivalents                                                       $    6,572
         Restricted cash                                                                      3,200
         Marketable securities available for sale                                             3,010
         Notes receivable                                                                     2,800
         Investment in direct financing and leveraged leases                                      7
         Other assets                                                                           346
                                                                                         ----------
                  Total assets                                                           $   15,935
                                                                                         ==========

Liabilities and Net Assets

         Accrued compensation                                                            $      525
         Accrued expenses and other liabilities                                                 874
         Estimated income tax payable                                                         4,664
         Accrued self-insured workers compensation                                            1,495
                                                                                         ----------
                  Total liabilities                                                           7,558
                                                                                         ----------

   Net assets in liquidation                                                             $    8,377
                                                                                         ==========

   Number of common shares outstanding (Class A - 209,885; Class B - 1,464,201)           1,674,086

   Net assets in liquidation per outstanding share                                       $     5.00
                                                                                         ==========


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                               Genesee Corporation
                                And Subsidiaries

      Statement Of Changes In Net Assets In Liquidation (Liquidation Basis)
                         For the Year Ended May 3, 2003
                             (Dollars in thousands)


                                                                                   2003
                                                                                   ----
Net assets in liquidation at April 28, 2002                                     $  29,622

Liquidating distributions paid to shareholders                                    (20,089)

High Falls subordinated note receivable

         Interest income                                                              510
         Change in fair value                                                      (1,200)

Interest income                                                                       734

Changes in estimated liquidation values of assets and liabilities                  (1,200)
                                                                                ---------
Net assets in liquidation at May 3, 2003                                        $   8,377
                                                                                =========